UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 24, 2017

TeleTech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9197 S. Peoria Street, Englewood, CO	80112-5833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 24, 2017, TeleTech Holdings, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Stockholders Meeting”).  At the Company’s Annual Stockholders Meeting, Ms. Ekta Singh-Bushell was elected as a member of the Company’s Board of Directors (the “Board”).  Ms. Singh-Bushell’s term starts immediately and she will serve until the next annual meeting of stockholders.

Ms. Singh-Bushell, 45, recently resigned from her role as deputy first vice president, chief operating officer executive office, at the Federal Reserve Bank of New York in order to take this position.  From 2015 to 2016, she was a partner at DecisionGPS LLC, a business analytics start-up and she continues to serve as a strategic board advisor to the company. Since 2015, Ms. Singh-Bushell has been serving as a member of the board of directors for LifeStream (Taxonometrics, Inc.). Between 1998 and 2015, Ms. Singh-Bushell served in various leadership roles with Ernst & Young, including global client services partner between 2005 and 2015, global and Americas IT Effectiveness leader, Northeast advisory people leader, and US innovation & digital strategy leader. Ms. Singh-Bushell is a licensed certified public accountant (CPA) and holds advanced international certifications in governance, information systems security, audit and control.  From 2004 to 2014, Ms. Singh-Bushell served in various leadership roles including treasurer and audit committee chair for the Asian American Federation.

As of the date of this report, neither Ms. Singh-Bushell, nor any of her immediate family members, is a party (directly or indirectly) to any transaction subject to reporting pursuant to Item 404(a) of Regulation S-K.  Ms. Singh-Bushell will be compensated consistent with the compensation program for non-employee directors.

The Board appointed Ms. Singh-Bushell to serve on the Board’s Audit Committee. A copy of the Company’s press release issued on May 30, 2017, regarding Ms. Singh-Bushell’s election is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Ms. Singh-Bushell takes the place on the Board formerly occupied by Mr. Shrikant Mehta, who retired from the Board as of the date of the Annual Stockholders Meeting.  Mr. Mehta’s decision to retire from the Board after thirteen years of service to the Company was not due to any disagreements with the Board or Company’s management.

At the Annual Stockholders Meeting, stockholders voted on the following proposals:

1.     The election of seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.  Each director was elected with the votes cast as follows:

Nominee	For	Abstain	Broker Non-Votes
Kenneth D. Tuchman	43,721,136	1,676	1,493,426
Steven J. Anenen	43,181,491	1,576	1,493,426
Tracy L. Bahl	43,627,558	1,576	1,493,426
Gregory A. Conley	42,575,729	1,576	1,493,426
Robert N. Frerichs	42,893,771	1,576	1,493,426
Marc L. Holtzman	42,763,777	1,577	1,493,426
Ekta Singh-Bushell	43,766,594	1,577	1,493,426

2.       The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017.  The appointment was ratified with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
45,008,431	350,703	4,222	—

3.       The approval, on an advisory basis, of the compensation of the Company’s named executive officers.  The compensation was approved, on an advisory basis, with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
43,696,275	169,231	4,424	1,493,426

99.60% of shares that voted and 95.47% of shares outstanding voted in favor the Company’s named executive officers’ compensation.

4.       The approval, on an advisory basis, of the Frequency of Say-On-Pay Votes Every Three Years.  The Frequency of Say-on-Pay Votes Every Three Years was approved, on an advisory basis, with the votes cast as follows:

3 Years	2 Years	1 Year	Broker Non-Votes
36,387,488	17,875	7,454,225	1,503,768

82.96% of shares that voted and 79.50% of shares outstanding voted in favor of the frequency of say-on-pay votes every three years.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated May 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TeleTech Holdings, Inc.
(Registrant)

Date: May 30, 2017	By:	/s/ Margaret B. McLean
Margaret B. McLean, Senior Vice President,
General Counsel & Corporate Secretary